Exhibit 21.1

Subsidiaries of Revlon Consumer Products Corporation

As of September 30, 2016

Domestic

Almay, Inc.

Art & Science, Ltd.

Bari Cosmetics, Ltd.

Beautyge Brands USA, Inc.

Beautyge U.S.A., Inc.

Charles Revson Inc.

Creative Nail Design, Inc.

DF Enterprises, Inc.

Elizabeth Arden, Inc.

Elizabeth Arden (Financing), Inc.

Elizabeth Arden International Holding, Inc.

Elizabeth Arden Investments, LLC

Elizabeth Arden NM, LLC

Elizabeth Arden Travel Retail, Inc.

Elizabeth Arden USC, LLC

FD Management, Inc.

North America Revsale Inc.

OPP Products, Inc.

PPI Two Corporation

RDEN Management, Inc.

Realistic Roux Professional Products Inc.

Revlon Development Corp.

Revlon Government Sales, Inc.

Revlon International Corporation

Revlon Professional Holding Company LLC

Revlon Real Estate Corporation

RIROS Corporation

RIROS Group Inc.

RML, LLC

Roux Laboratories, Inc.

Roux Properties Jacksonville, LLC

SinfulColors Inc.

Foreign

American Crew Dominicana, S.r.l.

Armour Farmaceutica de Colombia, S.A.

Baninvest Beauty Limited

Beautyge Andina S.A

Beautyge Australia Pty Ltd

Beautyge Beauty Group, S.L.

Beautyge Brands France Holding SAS

Beautyge Denmark A/S

Beautyge Fragrances Holdings Ltd

Beautyge France SAS

Beautyge Germany GmbH

Beautyge Italy S.p.A.

Beautyge Logistics Services, S.L.

Beautyge Mexico, S.A. de C.V.

Beautyge Netherlands B.V.

Beautyge Participations, S.L.

Beautyge Portugal - Produtos Cosmeticos e Profissionais Lda.

Beautyge Professional Limited

Beautyge RUS Joint Stock

Beautyge, S.L.

Beautyge Sweden AB

Beautyge U.K., Limited

CBBeauty Ltd

Comercializadora Brendola, S.R.L.

Européenne de Produits de Beauté, S.A.S.

New Revlon Argentina S.A.

Productos Cosmeticos de Revlon, S.A.

Professional Beauty Services S.A.

Promethean Insurance Limited

Revlon Australia Pty Limited

Revlon Beauty Products, S.L.

Revlon B.V.

Revlon Canada Inc.

Revlon China Holdings Limited

Revlon (Hong Kong) Limited

Revlon (Israel) Limited

Revlon K.K.

Revlon Ltda.

Revlon Manufacturing Ltd.

Revlon Mauritius Ltd.

Revlon New Zealand Limited

Revlon Offshore Limited

Revlon Overseas Corporation, C.A.

Revlon Pension Trustee Company (U.K.) Limited

Revlon (Puerto Rico) Inc.

Revlon, S.A. de C.V.

Revlon (Shanghai) Limited

Revlon South Africa (Proprietary) Limited

Revlon (Suisse) S.A.

Revlon Trading (Shanghai) Co., Ltd.

RML Holdings L.P.

SAS and Company Limited

SAS Licences Limited

Shanghai Revstar Cosmetics Marketing Services Limited

YAE Artistic Packings Industry Ltd.

YAE Press 2000 (1987) Ltd.